Exhibit 10.2

AMENDMENT TO PROMISSORY NOTE

Amendment made this     21 day of             July, 2004 by and between, The Price Group, LLC, a California limited liability company (“TPG”), and PriceSmart Inc., a Delaware corporation (“PSMT”).

Recitals

A) PSMT has executed and delivered to TPG its promissory note dated February 23, 2004, in the face amount of Ten Million Dollars ($10,000,000) payable to TPG (the “Note”) pursuant to a Purchase Order Financing Agreement between TPG and PriceSmart dated February 23, 2004 (the “Agreement”).

B) TPG and PSMT wish to amend the Note as provided herein.

C) Concurrently with the execution of this Amendment to Promissory Note, the parties hereto are entering into an Amendment of the Agreement.

NOW THEREFORE, the parties hereto amend the Note as provided herein.

1. The face amount of the Note is changed from Ten Million Dollars ($10,000,000) to Fifteen Million Dollars ($15,000,000).

2. Subject to the Amendment herein the Note remains in full force and effect.

Executed on the date first written above.

The Price Group, LLC		PriceSmart, Inc.

By	/s/ JAMES F. CAHILL	by	/s/ JOHN M. HEFFNER
	its Manager		its Executive Vice President

by	/s/ JOSEPH SATZ
its Manager